UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 12, 2018

AUSCRETE CORPORATION

(Exact name of registrant as specified in its charter)

Wyoming	001-35923	27-1692457
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 Industrial Way

Goldendale, WA 98620

(Address of principal executive offices, including zip code)

(509) 773-2109

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange act.          ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 7, 2018, the Financial Industry Regulatory Authority ("FINRA") approved the 1,000 to 1 reverse split of the Common Stock ("Reverse Split") of Auscrete Corporation (the "Company'), originally approved by the Company's Board of Directors on April 12, 2018, and amended on May 15, 2018. Pursuant to the Reverse Split, each 1,000 shares of Common Stock were consolidated into 1 share of Common Stock following the reverse split, provided however, that fractional shares were rounded up to the nearest whole share. An amendment to the Company's Articles of Incorporation was filed in respect of the Reverse Split and is attached hereto as Exhibit 3(i).

Item 5.07	Submission of Matters to a Vote of Security Holders

As noted in Item 5.03, on June 7, 2018 FINRA approved the Reverse Split of the Company, previously approved by a majority of the voting rights of the Company on April 12, 2018, and amended on May 15, 2018. Pursuant to the Reverse Split, each 1,000 shares of Common Stock were consolidated into 1 share of Common Stock following the Reverse Split, provided however, that fractional shares were rounded up to the nearest whole share. Notice of the action taken by holders of a majority of the voting rights of the Company was provided to non-consenting shareholders in accordance with Wyoming law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Item 3(i)	Articles of Amendment of Auscrete Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUSCRETE CORPORATION

Dated: June 18, 2018	By:	/s/ John Sprovieri
	Name:	A. John Sprovieri
	Title:	Chief Financial Officer